Exhibit 10.30

                                     OFFICE
                                      LEASE

                        PARK PLAZA MALL & OFFICE COMPLEX
                               OSHKOSH, WISCONSIN


                                     between
                              MORGAN PRODUCTS, LTD.
                                       and
                           PARK PLAZA by OSHKOSH, INC.



                                      INDEX
1.   Section   1:   Witnesseth                              L-1
2.   Section   2:   Demise; Premises                        L-2
3.   Section   3:   Term                                    L-2
4.   Section   4:   Rental Base Rent                        L-2
5.   Section   5:   Condition of Suite at Commencement      L-3
                    of Term
6.   Section   6:   Use                                     L-3
7.   Section   7:   Use of Common Areas                     L-3
8.   Section   8:   Utility and Building Services           L-4
9.   Section   9:   Electrical Service and Charge           L-5
10.  Section   10:  Repairs                                 L-5
11.  Section   11:  Assignment; Sublease.                   L-6
12.  Section   12:  Compliance with Laws, Bldg. Rules and   L-6
                    Reg
13.  Section   13:  Signs                                   L-6
14.  Section   14:  Alterations                             L-7
15.  Section   15:  Fire Damage and Condemnation            L-7
16.  Section   16:  Default by Tenant                       L-8
17.  Section   17:  Non-Liability of Landlord               L-9
18.  Section   18:  Indemnity; Insurance                    L-9
19.  Section   19:  Surrender of Suite                      L-10
20.  Section   20:  Landlord's Right of Access              L-10
21.  Section   21:  Covenants of Title and Quiet Enjoyment  L-10
22.  Section   22:  Notices                                 L-11
23.  Section   23:  Holding Over                            L-11
24.  Section   24:  Benefit                                 L-11
25.  Section   25:  Force Majeure                           L-11
26.  Section   26:  Severability                            L-12
27.  Section   27:  Paragraph Headings                      L-12
28.  Section   28:  Governing Law                           L-12
29.  Section   29:  Entire Agreement                        L-12
30.  Section   30:  Nonwaiver                               L-12
31.  Section   31:  Estoppel Certificate                    L-12
32.  Section   32:  Limitation on Landlord's Liability      L-13
33.  Section   33:  Miscellaneous                           L-13
34.  Section   34:  Addenda                                 L-14
35.  Section   35:  Confidentiality                         L-14
36.  Section   36:  Payment for Leasehold Improvements      L-14
37.  Section   37:  Americans with Disabilities             L-14
38.  Section   38:  Hazardous Wastes                        L-14

Exhibit A - Site Plan
Exhibit B - Legal Descriptions
Exhibit C - Building Rules and Regulations




                        PARK PLAZA MALL & OFFICE COMPLEX
                                  OFFICE LEASE

                        Park Plaza Mall & Office Complex
                                 246 Park Plaza
                            Oshkosh, Wisconsin 54901

     THIS AGREEMENT, made this _ day of August, 1995, by and between Park Plaza of Oshkosh, Inc., (the "Landlord") and Morgan Products, Ltd. Oshkosh, Wisconsin (the "Tenant").

                                   WITNESSETH:

                                   SECTION 1:

     LANDLORD: PARK PLAZA OF OSHKOSH, INC.

     TENANT:   MORGAN PRODUCTS, LTD.

SUITE: The address of the Suite is 500 Park Plaza, which is located in the Park Plaza Mall & office Complex consisting of approximately 16,000 square feet of Rentable Area, as outlined on the Site Plan of the Park Plaza Mall and Office Complex, which is attached hereto as Exhibit A.

TERM: Sixty (60) months (and such fraction of a month, if any, prior to the first day of the first full calendar month), commencing on the date that the Suite is available for occupancy and ending on the last day of the 60th full month of the Lease Term.
               Tenant shall have the option to extend the term of this Lease for an additional sixty (60) month term (the "Extension Period") by notifying Landlord in writing at least 180 days prior to the end of the initial 60 month period (the "Initial Term") that it wants to exercise this option to extend.

               The date on which the Suite will be available for occupancy by Tenant shall be seventy (70) days following the later of the date of the execution of this Lease or the date that final architectural drawings, that are in biddable form, are approved by Tenant. If, however, any delays are due to change orders or modifications requested by Tenant, then Landlord shall not be obligated to have the space ready for occupancy within the seventy (70) day period, but such seventy (70) day period shall be extended to the extent, and only to the extent of the delay caused by such modifications requested by Tenant. In any event, Landlord shall provide fourteen (14) days prior written notice of the occupancy date.

BASE RENT:     $14,400 per month which includes Operating Expenses, Taxes,
               Insurance, and charges for heating, and air conditioning service. If Tenant exercises the option to extend the term of this Lease then the rent for the entire Extension Period rent shall be $14,400 per month adjusted for the increase in the Consumer Price Index during the initial term of this Lease calculated in accordance with Subsection (4)(S) below.

ELECTRICAL
SERVICE: Tenant shall pay the costs of its own Electrical Service which shall be separately metered and will be billed to directly to Tenant.

USE: Tenant shall use the space for offices and for a showroom and such other uses as are approved by the Landlord.

SITE: The real estate tax parcel on which the Park Plaza Mall and Office Complex is located, as such tax parcel is currently constituted or as it may be modified in the future. The legal description of the Site is attached hereto as Exhibit B.

SECTION 2:

          Demise; Premises. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Suite indicated in Section (1) above in the Park Plaza Office Complex (the "Building") adjacent to and which constitutes a part of the integrated office, shopping center and other mixed use development known as Park Plaza Mall and Office Complex (herein called the "Center") located in Oshkosh, Wisconsin.

SECTION 3:

          Term.     This lease shall be for the term indicated in Section (1)
above.

SECTION 4:

          Rental.   (A) Base Rent. During the initial term of this Lease, Tenant shall pay basic rental ("Base Rent") for the Suite in equal monthly installments as set forth in Section (1) above (which amount shall include Operating Expenses, Taxes, Insurance and charges for heating and air conditioning) on or before the first day of each calendar month during the term. Such Base Rent shall be payable in advance, without previous demand therefore and without deduction or set-Off or right to assert any counterclaim in any action for rent. Base Rent shall be computed based on Rentable Area of the Suite.

"Rentable Area" of the Suite means floor space actually available for discretionary use of each tenant for the accommodation of its personnel, furniture and equipment. It is computed for the depth of the Suite by measuring from the tenant side (the interior face) of the corridor wall to the tenant side of the exterior glass. The width of the Suite shall be measured from the center of the party wall partition, except if the Suite or any part thereof is end space, in which event the measurement shall include the full width of the end wall(s). No deductions shall be made for columns and projections necessary to the Building.

          (B) Consumer Price Index Adjustment for Extension Period. If Tenant exercises its option to extend the term of this Lease and landlord is required to either replace or repair carpet or wall covering or perform other renovation work required by Tenant, then the Base Rent in effect for the Extension Period shall be the Base Rent for the initial term of this Lease increased by the increase in the Consumer Price Index from December 1, 1995 through November 30, 2000 however this adjustment shall not exceed $1.80 per square foot. In the event this maximum adjustment is made the monthly Base Rent for each month during the Extension Period shall be $16,800.

          "Consumer Price Index" shall mean the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (United States City Average, All Items), as currently published in the "Monthly Labor Review" of the Bureau of Labor Statistics of the United States Department of Labor. In the event the Bureau of Labor Statistics cease publishing the index number for the United States City Average, the most comparable index figure for the City of Oshkosh shall be used in lieu thereof. In the event the Bureau ceases publishing the Consumer Price Index, or materially changes the method of its computation, components, base year, consumers whose experiences are included therein, or other features thereof, Landlord and Tenant shall accept comparable statistics on the purchasing power of the consumer dollar, as published at the time of such discontinuation or change, by the Bureau, another governmental agency or unit, or a responsible financial periodical of recognized authority, to be then chosen by Landlord.

SECTION 5:

          Condition of Suite at Commencement of Term. Landlord and Tenant are concurrently working with an architect to design the floor plan the Suite. Landlord shall be responsible for having the space renovated in accordance with the final architectural drawings approved by Tenant. In order to ensure that the project is completed within this seventy (70) day period, the landlord shall make all the final decisions regarding the construction of the improvements to the Suite, provided that the construction complies with the architectural plans approved by Tenant. The Suite shall be built out to a finish comparable to similar office space in the Building which was recently renovated for other tenants (however no chair rails or crown moldings will be included). Landlord will provide Tenant with an allowance for carpeting of $18.00 per square yard (installed) and for wall covering equal to $.62 per square foot of floor space (Tenant may at its own cost have more expensive carpeting and wall covering installed in the Suite as other office tenants have elected to do. ) Landlord will provide standard electrical and telephone access. Any special telephone or computer hook-ups or switches shall be paid for by the Tenant. Any special lighting for a showroom shall also be paid for by Tenant. Windows will be cut into the walls on the west and south walls of the Building. Tenant shall not allow outside contractors to do any work in the Suite without prior written approval by Landlord or Landlord's architects.

SECTION 6:

          Use. The Suite shall be used only for the purposes set forth in Section (1) above.

SECTION 7:

          Use of Common Areas. Tenant shall be entitled to the reasonable nonexclusive use of the parking areas, sidewalks, roadways, public and common washrooms, lounges and shelters, any other common areas and facilities within or upon the Site, and the elevators, stairways, corridors and additional common areas within the Building, all as they may from time to time exist, but such use shall be in common with Landlord and all others to whom Landlord has or may hereafter grant rights to use the same, and such use shall be subject to such rules and regulations (hereinafter referred to as "Rules and Regulations") as Landlord may from time to time adopt governing the use, occupancy and operation of the common areas of the Building, including but not limited to the Building Rules and Regulations. Rules and Regulations now in force are attached hereto and commencing at page R-1 hereof. Landlord shall have the right to close any or all portions of the common areas and facilities to such extent as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein and to close temporarily, if necessary, any part of the common areas in order to discourage noncustomer parking; and Landlord may do such other acts in and to the parking areas as in its judgement may be desirable to improve the convenience thereof. Landlord shall at all times have full control, management and direction of the common areas, and shall maintain and repair the same. The parking and other common areas and facilities located from time to time on the Site are available for use by occupants of other premises in the Center, their customers, employees, agents, contractors and invitees. Landlord reserves the right to reduce, increase, enclose or otherwise change from time to time the configuration, size, number, location, dimensions, identity, types of stores, type of offices and the nature of the common areas and facilities, the other tenancies, premises and buildings upon the Site and the Center, and the right to construct additional building and additional store, and to create additional leasable building area(s) through enclosure(s) of or construction in common area, and to place signs on the building(s) located to transfer, lease, sublease, otherwise convey, dispose of, enlarge, decrease, or change the size and dimensions of the Site or the Center. Landlord may designate from time to time the parking areas to be used for the parking of Tenant's delivery and other vehicles and those driven by Tenant's employees, which areas may be on the Site, on the Center or on land in the vicinity of the Center. Tenant agrees to park its delivery and other vehicles (and to exert its best efforts to cause its employees to park) in such designated areas. Tenant shall not at any time interfere with the rights of Landlord and other tenants, and their respective concessionaires, officers, employees, agents, customers and invitees, to use any part of the parking areas and other common areas.

SECTION 8:

          Utility and Building Services. (A) Landlord shall: (i) furnish heating and air-conditioning service for the Suite in such manner and without additional charges to Tenant so as to provide a temperature and humidity condition required in Landlord's judgement for comfortable occupancy of the Suite as a general office under normal business operations during the seasons and hours specified in the Building rules; and (ii) furnish without additional charge to Tenant a reasonable quantity of water for lavatory purposes, elevator service for the Building to the extent provided for in the Building rules and normal lighting in the common areas of the Building.

          (B) Tenant shall be responsible for contracting with a cleaning service for the cleaning of the Suite.

          (C) Tenant shall be responsible for the costs of Electrical Service for lighting of the Suite and operation of normal office machines and equipment. This Electrical Service shall be separately metered and billed directly to Tenant.

          (D) It Tenant requests and if Landlord elects to make available to tenants in the Building services or supplies, other than those services or supplies listed in subsections (A), (B), and (C) of this Section (8) above, (including but not limited to towels, music, special heating or air-conditioning in excess of that provided pursuant to Subsection 8 (A) above, special security services, hanging pictures or moving furniture), or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord, provided that Landlord's charges to Tenant for such services shall be the actual Cost to Landlord plus fifteen percent (15%) for administration and overhead. If after commencement of the term of this Lease, Tenant's requirements for water or other services or supplies exceed the quantities provided by Landlord (for example, if the Tenant uses dental facilities or a water-cooled air-conditioner), Landlord and Tenant shall negotiate an additional monthly charge for such services or supplies. Payment for the foregoing services shall be made monthly within ten (10) days following the date of Landlord's bill therefor to Tenant. Landlord may, for any reason whatsoever and at any time, discontinue supplying these additional services, such as water, special heating or air-conditioning or supplies upon reasonable notification to the Tenant without any liability or responsibility therefor. No such interruption or discontinuance shall relieve Tenant from performance of any of its obligations hereunder.

          (E) Landlord shall not be liable to Tenant, in damages or otherwise, should the furnishing of water, electricity, heat or air-conditioning or any other service undertaken or elected to be supplied by Landlord be interrupted because of necessary repairs or improvements or for any cause beyond Landlord's control. Landlord shall use reasonable efforts to minimize disruption caused by such necessary repairs or improvements and, except in an emergency, shall if feasible provide Tenant advance notice of such interruptions in service.

          (F) Landlord shall not be liable under any circumstances for loss or injury to property or person, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing, including documents, files or other property damaged, destroyed, or lost through acts or omissions of the personnel performing janitorial, cleaning or other services unless such loss or injury results from the failure of Landlord to respond within a reasonable amount of time after receiving written notice from Tenant about a condition requiring corrective action.

SECTION 9:

          Electrical Service and Charge. Tenant shall pay the costs of its own Electrical service which shall be separately metered and will be billed directly to Tenant.

SECTION 10:

          Repairs. Landlord shall, at Landlord's cost and expense, make all structural and exterior repairs to the Suite and Building and all repairs to the water, electrical, heating, air-conditioning and plumbing equipment and facilities located in the Suite or Building and owned by Landlord, unless such repairs are required by reason of willful conduct or the negligent acts or omissions of Tenant, its employees, contractors, customers or invitees, or the particular nature of Tenant's use of the Suite, in which case the cost of such repairs shall be made at Tenant's cost and expense by Landlord's contractor. Tenant shall give Landlord written notice of the need for any such repairs to be made by Landlord, and Landlord shall be under no liability for damage or injury, however caused, in the event of its failure to make such repairs unless it shall have received such notice from Tenant and failed to make such repairs within a reasonable time after receipt of such notice. Except as above provided in this Section (10), Tenant shall at its cost and expense keep the Suite in good condition and repair. Unclogging of the plumbing system of the Suite shall be at Tenant'S sole cost and expense, and shall be done only by Landlord's contractor. Tenant shall, at its expense, perform all decorating of the Suite. The plans and specifications for any repair work, alterations or additions to be performed by Tenant shall be subject to Landlord's prior written approval and Tenant shall indemnify Landlord against all construction liens against the Suite or Site for materials or labor purchased, employed or hired in connections with the construction, repair, or alteration of the Suite, and shall cause any such liens which are filed to be immediately removed and discharged of record.
Tenant shall perform all of the foregoing work only with contractors, materialmen and laborers approved in advance by Landlord. Approval by Landlord of plans and specifications shall not constitute an assumption of responsibility for their accuracy or sufficiency, the same being the sole responsibility of the Tenant.

SECTION 11:

          Assignment; Sublease; Change in Control.    Tenant shall not assign,
sell, pledge, mortgage or otherwise encumber or transfer this Lease or any interest therein or sublease any part or all of the Suite without Landlord's prior written consent and shall not permit any transfer of its interest in the Suite or this Lease by operation of law. Said consent shall not be unreasonably withheld or delayed. In no event shall any assignment or sublease be for other than the use expressly permitted hereunder. In the event that any party acquires or has agreed to acquire substantially all of Tenant's assets, either through an outright purchase or as a result of a merger, consolidation, liquidation, or other similar transaction, then Tenant must immediately notify Landlord of any such transaction. Tenant shall cause the entity that has acquired substantially all of its assets to guarantee Tenant's or any successor corporation's performance under the terms and conditions of this Lease, unless Landlord chooses to waive said guarantee. Prior to agreeing to any such transfer, Tenant shall provide Landlord with financial statements of the acquiring entity so that Landlord can determine the financial condition of the acquiring entity. Notwithstanding Landlord's consent to any of the foregoing, Tenant shall remain liable to Landlord for the payment of rental then due, and thereafter to become due, and the performance of all other obligations of Tenant hereunder for the balance of the term hereof.

This Lease may be assignable to any corporation affiliated with Tenant upon notice to Landlord.

SECTION 12:

          Compliance with Laws, Building Rules and Regulations. Tenant shall not use or permit to exist upon the Suite anything that will increase the cost to Landlord of any insurance now or hereafter carried on the Building by Landlord, or that will invalidate any such insurance, or that will tend in any way to create a nuisance or to injure the reputation of the Building, the Site or the Center in the judgement of Landlord. Tenant shall comply with all statutes, orders, rules, ordinances, regulations and requirements of law, and all directions of public officers affecting the Suite and all rules, orders, recommendations, regulations and requirements of the local rating bureau, and Rules and Regulations established by Landlord. Not by way of limitation because of the specification, Tenant shall also comply fully with the Medical Waste Tracking Act of 1988 and any and all regulations promulgated pursuant thereto, which includes requirements for separation of specified medical wastes, use of special containers appropriately labeled to contain such medical waste and accurate record-keeping and tracking of the medical waste. A list of the Building Rules and Regulations is attached hereto as Exhibit C.

SECTION 13:

          Signs. Tenant shall not, without Landlord's prior written consent, install, affix or use: (a) any signs, lettering or advertising media of any other kind, blinds, shades, curtains, draperies or similar items on the exterior of the Suite or Building or in the interior of the Suite in such a manner as shall be visible from outside the Suite, or (b) any awnings, radio or television antennae or other objects or equipment of any nature whatsoever, on the exterior of the Suite.

          Tenant shall be permitted to erect a sign on the outside wall on the west side of the Building and on the stair tower to the west of the Suite. Any sign erected by Tenant shall conform to the existing exterior signs presently affixed to the Center and shall be subject to approval by Landlord. Such permission will not be unreasonably withheld.

          No name, symbol, mark, design or insignia adopted by Landlord for use in connection with the Building, the Site or the Center shall be used by Tenant in the conduct of business in the Suite or elsewhere without the prior written consent of Landlord. All rights to and use of the exterior walls of the Suite and the roof of the Building are reserved to Landlord.

SECTION 14.1

          Alterations.    Tenant shall not make any alterations or other changes
of any kind to the Suite without Landlord's prior written consent. In the event Landlord's prior written approval is obtained, Tenant agrees to pay promptly when due the entire cost of any work in the Suite undertaken by Tenant so that the Building and the Site shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner employing materials of good quality; to perform such work only with contractors previously approved in writing by Landlord; to comply with all governmental requirements; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

SECTION 15:

          Fire Damage and Condemnation. (A) If all or any part of the Suite or the Building shall be destroyed or damaged by fire or other casualty, Landlord shall have the right to terminate this Lease at any time during the ninety (90) days following the occurrence of such destruction or damage by written notice to Tenant. If Landlord does not so terminate this Lease, it shall thereafter diligently proceed to repair or restore the Suite or Building to the condition existing immediately prior to such destruction or damage. If the Suite or any part thereof shall be rendered untenantable by any such destruction or damage, a just proportion of the rental, based upon the number of square feet of area in the Suite which are untenantable, shall be abated until the Suite or such part thereof shall have been put in tenantable condition by Landlord. Landlord's obligations shall be limited to the repair or restoration of such basic building structure and facilities as Landlord furnished upon the commencement of the term hereof. Each party hereby expressly waives any right of recovery it may have against the other party for loss to the Suite or Building or contents of either due to fire or any peril covered by the standard extended coverage endorsement of the standard fire insurance policy, however caused, including such losses as may be due to negligence of such other party, its agents, employees, contractors, invitees, successors or assigns. All such policies of insurance carried by Landlord or Tenant shall contain a provision that they are not invalidated by the foregoing waiver, and such waiver shall cease to be effective if the existence thereof precludes either party from obtaining any such policy. If either party incurs any additional premiums due to the existence of such waiver, it shall, upon it's request, be reimbursed therefor by the other party. In the event that the suite or Building cannot be repaired within 180 days or if Landlord cannot provide a suitable alternative location within the Center that is acceptable to Tenant within ninety (90) days of the damage to the Suite, then Tenant shall have the option to terminate the Lease without penalty.

          (B) If more than 25 percent of the Suite shall be taken by any public or quasi-public authority under its power of condemnation, this Lease shall terminate as of the date possession shall be taken by the acquiring authority, and the rental payable hereunder shall be apportioned accordingly. If any part of the Suite or the Building shall be taken, then Landlord (whether or not the suite be affected) shall have the right to terminate this Lease, effective as of the date possession shall be taken by the acquiring authority, by giving written notice to Tenant at any time within ninety (90) days after such taking, and the rental payable hereunder shall be apportioned accordingly. Upon any such taking and the continuing in force of the Lease as to a part of the Suite, the rental payable thereafter shall be reduced in proportion to the amount of total floor area of the Suite taken until the Suite is rebuilt or restored. In the event of any such taking, Landlord, at its expense and promptly after the receipt of the condemnation award or compensation from the acquiring authority, shall, unless this Lease has been terminated, diligently rebuild or restore the remainder of the Suite or Building to a complete architectural unit. Landlord's obligations shall be limited to the rebuilding or restoration of such basic building structure and facilities as Landlord furnished upon the commencement of the term hereof. In any event, all damages awarded by the acquiring authority for any such taking, whether for the whole or a part of the Suite or Building, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for loss of, or diminution in value to, the leasehold or the fee of the Suite or Building. In the event that this Lease is terminated as herein provided, Tenant shall not have any claim against Landlord for the value of the unexpired term hereof.

SECTION 16:

          Default by Tenant. (a) In the event of (a) a default in any of the covenants or agreements herein contained to be kept by Tenant and such default shall continue for five (5) days, in case of a default in the payment of rental or other monetary sum, or for twenty (20) days, in case of any other defaults, after written notice of such default is given to Tenant by Landlord or Landlord's agents, or (b) the filing of any petition in bankruptcy or insolvency or arrangement by or against Tenant or Tenant's adjudication as a bankrupt or insolvent, or, (c) the appointment of a receiver for Tenant, or (d) the making by Tenant of any general assignment for the benefit of creditors, or (e) the Suite being vacated, then in any of the foregoing events Landlord may, if it so elects, without notice terminate this Lease and declare the term ended, re-enter the Suite, and with or without process of law expel and remove the Tenant therefrom and again repossess and enjoy the Suite, all without prejudice to any remedies which might otherwise be available to Landlord. Such expulsion or removal shall not affect the liability of Tenant for rental or other charges or obligations past due or thereafter accruing under this Lease. All Landlord's remedies shall be cumulative and not exclusive of other available remedies. Tenant hereby covenants and agrees that in the event of Tenant's failure to pay rental and other charges when due, and further failure to cure such payment default or defaults within the grace periods hereinabove provided, that Landlord shall be entitled to charge, and Tenant shall become fully obligated to pay, from and after the due date thereof, interest on all such unpaid sums at the rate of eighteen percent (18%) per annum. Tenant acknowledges and agrees that Landlord shall be entitled to charge and collect interest on past due rentals and other charges notwithstanding the fact that Tenant may amortize all or some portion of leasehold improvements in the Suite as part of the Base Rent paid by Tenant hereunder.

          (B) Additional Right in the Event of Default by Tenant. Since Landlord is making or has made leasehold improvements to the Suite for use by Tenant, with the reasonable expectation that such expenditures will not be required again during the term of this Lease, and since vacating the Suite or termination of this Lease or Tenant's right to occupy the Suite under this Lease prior to the original expiration date of the Lease term will frustrate such expectation in a manner as to make it almost impossible to measure the damages to Landlord, and any reletting will cause additional costs to be incurred by Landlord, therefore, Tenant agrees that in the event it vacates the Suite or this Lease or Tenant's right to occupy the Suite under this Lease is terminated due to a default by Tenant prior to the original expiration date of the term of this Lease, then, in addition to and not in reduction of the rental or other charges and obligations past due or thereafter accruing under this Lease, Tenant shall pay to Landlord, Landlord's then unamortized costs of renovating the Suite for Tenant's use. For this purpose, the assumed costs that are associated with the improvements made to the Suite are $300,000 plus the actual costs of improvements made to the Suite during the Lease Term. Amortization is to be computed on a straight-line basis, without salvage value, over a 120 month period. In addition to reimbursing Landlord for the unamortized costs of improving the Suite, Tenant shall also pay an amount equal to three (3) months rent for the Suite under this Lease at the then current rate.

SECTION 17:

          Non-Liablilty of Landlord. Landlord shall not be responsible or liable to Tenant for any loss or damage to Tenant or its property that may be occasioned by or through the acts or omissions of any other occupant of premises in the Building or any person transacting business or otherwise being present in the Building or for any loss or damage resulting to Tenant or Tenant's property from burst, stopped or leaking water, gas or sewer pipes or fixtures, or from any failure or defect in any electric line, circuit or facility.

SECTION 18:

          Indemnity; Insurance and Mutual Waivers of Subrogation. (A) Indemnity. Tenant agrees to protect and hold Landlord, Landlord's employees, agents, contractors, successors, assigns or invitees harmless and indemnified from and against any and all claims, demands, actions and expenses, arising out of or on account of any damage or injuries, including wrongful death, sustained or claimed to have been sustained to any person or property in or upon the Suite by any person whatsoever and noncompliance with any law or regulation including, but not limited to, the Medical Waste Tracking Act of 1988 and its implementing regulations, except for injuries directly caused by Landlord. Tenant agrees to defend any action or proceeding brought against Landlord by reason of any of the aforementioned causes. Notwithstanding any provision of this Lease or the Rules and Regulations governing the Building, Landlord shall only be responsible for damages or injuries to Tenant, Tenant's employees, agents, contractors, successors, assigns or invitees caused substantially by the active negligence of Landlord, Landlord's employees or agents and provided further that in no event shall Landlord be responsible:

(i) in those cases where such damages are covered by Tenant's contents insurance, which contents insurance shall include endorsements for vandalism, malicious mischief, theft and mysterious disappearance (or would be covered by contents insurance if Tenant had carried the same); or

(ii) for cash, securities, paintings, sculptures, and other objects of art, photographs, records, files, work in process and work product, and other unique or one-of-a-kind items which have high individual values, for all of which it shall be the Tenant's responsibility to provide adequate security and safekeeping.

          (B) Insurance. Tenant shall, at its expense, obtain and carry at all times during the term of this Lease, (i) public liability insurance covering the Suite with limits of $1,000,000 for one person and $2,000,000 for any number of persons injured or killed in one occurrence, and $500,000 property damage (or such higher amounts as Landlord shall from time to time determine), and (ii) fire insurance, with extended coverage, vandalism, malicious mischief, and theft and mysterious disappearance endorsements and without co-insurance, covering the contents of the Suite and all alterations, additions and leasehold improvements made by or for Tenant, in the amount of their full replacement value, and (iii) water damage and sprinkler insurance. All of such policies shall cover both Landlord and Tenant, as their respective interests may appear, and all insurers thereon shall agree not to cancel or change the same without at least ten (10) days' prior written notice to Landlord. A certificate of Tenant's insurance evidencing such insurance shall be furnished to Landlord upon occupancy and from time to time.

          (C) Mutual Waivers of Subrogation. whenever (i) any loss, cost, damage or expense resulting from any peril described in this Section (18) is incurred by any party to this Lease in connection with the Suite or any part of the contents thereof, and (ii) such party is then covered under this Lease in whole or in part by insurance with respect to such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof; provided, however, in the case of an increase in the cost of the insurance coverage, the insured shall give to the other party notice of such increase and of the amount thereof and the other party may reinstate such waiver by paying to the insured the amount of the increase in the cost of such insurance. The failure to give notice of the increase in the cost shall mean the waiver is in effect notwithstanding such increase. If Tenant fails to maintain in force any insurance required by this Lease to be carried by it, then for the purposes of this waiver of subrogation it shall be deemed to have been fully insured and to have recovered the entire amount if its loss.

SECTION 19:

          Surrender of Suite. Tenant agrees that it shall, upon the termination of this Lease, by expiration or otherwise, surrender to Landlord the Suite, including all alterations, improvements, decorations and repairs made thereto, in as good condition and repair as when delivered by Landlord, ordinary wear and tear and damage by fire or other insured casualty only excepted. All trade fixtures, equipment (including special equipment of all types), and other personal property owned by Tenant and not attached to the walls and/or floor of the Suite as well as any improvements, fixtures, additions or alterations made by Tenant may (and upon Landlord's request shall) be removed from the Suite by Tenant, provided that all the terms and conditions of this Lease have been complied with, and provided further that Tenant shall fully repair any and all damage caused by such removal.

SECTION 20:

          Landlord's Right of Access. Landlord and Landlord's agents, contractors or employees may enter the Suite at any reasonable time to inspect the condition thereof, to make any repairs or alterations which Landlord may, in its discretion, deem necessary or proper for the safety, preservation or improvement of the Building or the Suite, and to exhibit the Suite to prospective tenants. Nothing herein contained shall be deemed to impose on Landlord any obligation or duty to make repairs or alterations to the Suite except as expressly provided in Section (10) above.

SECTION 21;

          Covenants of Title and Quiet Enjoyment. It is understood and agreed that Landlord is the owner of the fee interest of the Site. Landlord warrants that Landlord has good right and title to enter into this Lease. Landlord reserves the right at any time to enter into one or more concurrent of successive mortgages covering its interest in the land and improvements thereon including the Building (the term "mortgage", as used herein, includes all extensions, renewals, amendments and supplements to any such mortgage). This Lease shall be subject and subordinate to any such mortgage. Tenant hereby agrees to promptly execute and deliver any further instrument which may be deemed requisite by Landlord or any mortgagee to confirm the foregoing subordination of this Lease to any such mortgage.

          Notwithstanding anything hereinabove contained in this Section (22), in the event the holder of any mortgage shall at any time elect to have this Lease constitute a prior and superior lien to the mortgage, then and in such event, upon such holder notifying Tenant to that effect in writing, this Lease shall be deemed a prior and superior lien to the mortgage, whether this Lease is dated prior to or subsequent to the date of the mortgage. Landlord covenants that so long as Tenant shall duly and punctually perform and observe all of Tenant's obligations under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises free from let or hindrance by Landlord or any party claiming by, through or under Landlord; provided, however, that Landlord's foregoing covenant shall, nevertheless, be subject and subordinate to any zoning or municipal laws or ordinances, regulations and building restrictions, easements for public utilities and any mortgage or mortgages which may now or hereafter affect the land of which the Premises are a part.

SECTION 22:

          Notices. Notices and demands required or permitted to be given hereunder shall be given by registered or certified mail, in the case of the Landlord, addressed to it at 246 Park Plaza, Oshkosh, Wisconsin 54901; and in the case of Tenant, addressed to it at the Suite. Notices and demands shall be given by Landlord or Landlord's agents and by Tenant or Tenant's agents and shall be deemed to have been given when so mailed. Either party may change the address to which notices and demands to it are to be given by notifying the other party hereto in writing of a new address to be used for such purpose.

SECTION 23:

          Holding Over. If Tenant, with the consent of Landlord, remains in possession of the Suite after the termination of this Lease and without the execution of a new lease, Tenant shall be deemed to be occupying the Suite as a tenant from month-to-month, subject to all applicable terms, conditions and covenants of this Lease. If Tenant, without Landlord's prior written consent and without the execution of a new lease, remains in possession of the Suite after expiration of the term, Tenant shall pay (i) twice the monthly Rent and all sums due under the Lease (without any reduction for a hold over of a partial month), and (ii) any and all losses or liabilities arising out of Tenant's failure to surrender the Suite on the expiration of the term.

SECTION 24:

          Benefit. The covenants, conditions and agreements contained in this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns, but in the case of Tenant's successors and assigns, only to the extent that assignment is permitted hereunder.

SECTION 25:

          Force Majeure. In the event that Landlord shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strike, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental law, regulations, orders, or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason of like or unlike nature or cause beyond Landlord's control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

SECTION 26:

          Severability. Should one or more of the provisions hereof or any given application of any particular provision hereof be found invalid or unenforceable by a court of appropriate jurisdiction, the parties hereto recognize and agree that the remainder of this Lease shall remain in full force and effect and enforceable in accordance with its terms.

SECTION 27:

          Paragraph Headings. The paragraph headings of this Lease are inserted for reference and as a matter of convenience only and shall not be considered in any way to define, limit or describe the size or intent of this Lease nor affect it's terms and provisions.

SECTION 28:

          Governing Law. This Lease shall be construed according to, and governed by, the internal laws of the State of Wisconsin.

SECTION 29:

          Entire Agreement. Tenant confirms that Landlord and its agents have made no representations or promises with respect to the Suite or the making or entry into of this Lease except as in this Lease expressly set forth, and agrees that no claim or liability shall be asserted by Tenant against Landlord for, and Landlord shall not be liable by reason of, breach of any representations or promises not expressly stated in the Lease. This Lease can be modified or altered only by agreement in writing between landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

SECTION 30:

          Nonwaiver. No waiver of any provision of this Lease shall be implied by any failure of Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term hereof or create a new tenancy or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit for possession of the Suite or after final judgement for possession of the Suite, Landlord may receive and collect any Base Rent or Additional Rent due, and the payment of said Base Rent or Additional Rent shall not waive, affect or nullify said notice, suit or judgement.

SECTION 31:

          Estoppel Certificate. Tenant agrees that from time to time upon not less than fifteen (15) days prior request of Landlord or Landlord's mortgagee, Tenant or Tenant's duly authorized representative having knowledge of the facts will execute and deliver to Landlord an estoppel certificate in the form reasonably so requested, together with a written statement certifying as to such other matters regarding this Lease as Landlord or Landlord's mortgagee may reasonably request (or duly noting exceptions to the matters covered in the estoppel certificate, if appropriate), it being intended that any such statements and certificates may be relied upon by any mortgagees or prospective mortgagees of the Land or Building or the Site, or any prospective or subsequent purchaser or transferee of all or a part of Landlord's interest in the Land or the Building or the Suite or this Lease or any prospective transferee of all or any part of the interests in Landlord or in any partner in Landlord.

SECTION 32:

          Limitation on Landlord's Liability. It is expressly understood and agreed by Tenant that none of Landlord's covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord and any liability of Landlord for damages or breach or nonperformance by Landlord or otherwise arising under or in connection with this Lease or the relationship of Landlord and Tenant hereunder, shall be collectible only out of Landlord's interest in the Land, Building, and Center, in each case as the same may then be encumbered, and no personal liability is assumed by, nor at any time may be asserted against, Landlord or any of its officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. The provisions of this Section (34) are not intended to relieve Landlord from the performance of any of Landlord's obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgement against Landlord; nor shall the foregoing be deemed to limit Tenant's right to obtain injunctive relief or specific performance.

          In no event shall Landlord's liability for any breach of this Lease exceed the amount of Base Rent then remaining unpaid for the then current Term (exclusive of any extension periods which have not then actually commenced), except for any liabilities that are covered by Landlord's liability insurance. This provision is not intended to be a measure or agreed amount of Landlord's liability with respect to any particular breach and shall not be utilized by any court or otherwise for the purpose of determining any liability of Landlord hereunder, except only as a maximum amount not to be exceeded in any event.

          Landlord shall not be considered to be in default hereunder, unless Landlord (i) shall fail to perform a covenant, term or condition of this Lease to be performed by Landlord, (ii) shall receive written notice of the same from Tenant specifying a such nonperformance, and (iii) shall fail to cure the same within thirty (30) days after written notice of the same or such longer time as is necessary to cure the same.

SECTION 33:

          Miscellaneous.

          (A) No rights to any view or to light or air, over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

          (B) All of the covenants of Tenant hereunder shall be deemed and construed to be "conditions", if Landlord so elects, as well as "covenants", as though the words specifically expressing or imparting covenants and conditions were used in each separate instance.

SECTION 34:

Addenda. Exhibits A & B are attached to this Lease and hereby made a part hereof as though set forth in full at this point.

SECTION 35:

          Confidentiality. Tenant agrees to treat all the terms and conditions of this Lease as confidential.

SECTION 36:

          Payment for Leasehold Improvements and Other Build Out Costs. In the event that Tenant does not elect to exercise the option to extend the term of this Lease as set forth in Section 1 then Tenant shall pay to Landlord, as reimbursement for the improvements made to the Suite, the sum of $150,000 plus the actual cost of any additional improvements to the Suite that were made during the initial term of the Lease. Such payment shall be a lump sum payable with the rent for the last month of the initial term of the Lease.

SECTION 37:

          Americans with Disabilities. Landlord hereby warrants and represents that the Suite and those areas contiguous to the Suite comply fully with all federal, state, and local laws, including without limitation, the Americans with Disabilities Act ("ADA").

          Landlord at its sole cost and expense shall remove all barriers to access and provide auxiliary aids as required with respect to the Suite and those areas contiguous to the Suite, as now or hereafter required by the ADA.

SECTION 38:

          Hazardous Wastes. (A) Landlord represents and warrants that, to the best of Landlord's knowledge, neither the Building nor the Center is contaminated with any "Hazardous Materials" (as that terms are hereinafter defined) and, to the best of Landlord's knowledge, there has never occurred the release of any Hazardous materials within, in, on, or affecting the Center or the Building. Use of the Suite will not subject the Tenant to any liability for clean-up, removal, or relocation of any Hazardous Materials to the extent that such clean-up, removal, or relocation is not attributable to the act or omission of Tenant.

          (B) As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of Wisconsin, or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) defined or designated as a "hazardous substance" under the laws of the State of Wisconsin, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Subsection 1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Subsection 6901 et. seq. (42 U.S.C. Subsection 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Subsection 9601 et. sect. (42 U.S.C. Subsection 9601), or (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. Subsection 6991 et. seq.

          (C) Landlord represents and warrants that, to the best of Landlord's knowledge, as of the date hereof and when constructed by Landlord, the Building and the Center complies and shall comply with all federal, state, and local governmental, municipal laws, ordinances, and public requirements with respect to the matters referred to in paragraphs (a) and (b) above. Landlord covenants to comply with all federal, state, and local governmental, municipal laws, ordinances and public requirements with respect to matters referred to in paragraphs (a) and (b) above; provided, however, that to the extent that an act or omission of Tenant and/or Tenant's agents, contractors or employees causes or is responsible for violation of any federal, state, and local governmental, municipal laws, ordinances, and/or public requirements with respect to the matters referred to in paragraphs (a) and (b) above, then Tenant shall bear such costs and expenses.

          (D) Landlord covenants that neither the Suite nor any walls, ceilings, beams or ducts enclosing or connected to or serving the Suite shall contain or be exposed to asbestos as a result of acts of Landlord and those whom it engages.

          (E) Notwithstanding anything to the contrary in this Lease, Landlord hereby indemnities and holds Tenant harmless from all costs and expenses paid or incurred by Tenant as a result of or in connection with the breach of any representation, covenant, or agreement of Landlord pursuant to this Section. However, Landlord will not reimburse Tenant for any expenses incurred by Tenant unless prior to incurring any such expenses Tenant has notified Landlord of the reason for and the amount of the expenditure and Landlord has agreed to reimburse Tenant.

          IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease, in triplicate, under seal, on the day, month and year first above written.

                         PARK PLAZA OF OSHKOSH, INC.

                         By:
                              President

                         Witness:

                         MORGAN PRODUCTS LTD. ("Tenant")

                         By:  Albert J. Ebert
                              Printed name: Albert J. Ebert

                         Attest:   James A. Logerquist 10/13/95
                              Printed Name: James A. Logerquist









                                    EXHIBIT A

[Lease Plan Park Plaza Mall
P.O. Box 234
Oshkosh WI  54902-0234


Layout and map of mall]


EXHIBIT B




Commencing at the Intersection of the Southwesterly line of Pearl Avenue and the Westerly line of Commerce Street; thence South 0 deg. 26' 46" West along the Westerly line of Commerce Street 385.40 feet to the centerline of a vacated portion of Marion Road; thence North 65 deg. 33' 25" West along the centerline of vacated Marion Road 10.95 feet to a point; thence South 0 deg. 26' 46" West
123.44 feet; thence South 6 deg. 56' 46" West 129.27 feet: thence North 68 deg. 42' 00" West along the U.S. Harbor Line 1096.45 feet to the East line of Jackson Street; thence North 0 deg. 22' 34" West along the East line of Jackson street
325.58 feet; thence North 37 deg. 32' 06" East 356.58 feet to a point; thence Easterly 189.77 feet along a line which is 50 feet to a point; thence Easterly
189.77 feet along a line which is 50 feet Southerly from and at right angles to the centerline of the Soo Line Railroad track; thence North 37 deg. 32' 06" East
22.55 feet; thence Easterly 70.03 feet along a line which is 35 feet Southerly from and at right angles to the centerline of the Soo Line Railroad track; thence South 53 deg. 30' 44" East along the Southwesterly line of Pearl Avenue
702.65 feet, to the point of commencement.



EXHIBIT C
BUILDING RULES AND REGULATIONSTENANT agrees as follows:

(1) All loading and unloading of goods shall be done only at such times, in the areas and through the entrances, designed for such purposes by Landlord.
(2) The delivery or shipping of merchandise, supplies and fixtures to and from the Leased Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Leased Premises or the Center.

(3) All garbage and refuse shall be kept in the kind of container specified by Landlord. Tenant will be required to place any containers in the area designated by Landlord for pick up. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish based on Tenant's Proportionate Share (as defined in Subsection 4(B)(1)(b)).

(4) Except for normal office radios, no radio or television or other similar device shall be installed without first obtaining in each instance Landlord's consent in writing. No aerial shall be erected on the roof or exterior walls of the premises, or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

(5) Except for normal daily outside accumulations the outside areas immediately adjoining the premises shall be kept clean and free from dirt and rubbish by Tenant to the satisfaction of Landlord and Tenant shall not place or permit any obstructions in such areas.

(6) Tenant and Tenant's employees shall park their cars only on the second or third levels of the Center's parking ramp and in the area designated for that purpose by Landlord.

(7) The plumbing facilities shall not be used for any other purpose than that for which they are constructed and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant who shall, or who employees, agent or invitees shall have caused it.

(8) Tenant shall not burn any trash or garbage of any kind in or about the Leased Premises or the Center.

(9) Tenant will not utilize any floor areas outside of Tenant's space without Landlord's prior written approval.

(10) Tenant shall observe all security regulations established from time to time by the Landlord and will cooperate by using any security system in place during the term of this lease.

(11) Tenant will cooperate and follow any regulations established by Municipal, County, State or Federal authorities.

(12) Any individuals or companies doing business with or for the Tenant during hours outside normal business hours, shall be registered with the Center security before commencing work.